As filed with the Securities and Exchange Commission on June 30,2000

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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                         --------------------------------

                                     FORM 8-K

                                  CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                         ---------------------------------

          Date of Report (Date of earliest event reported): June 5, 2000


                              CHANDLER (U.S.A.), INC.
              (Exact name of registrant as specified in its charter)


                                    OKLAHOMA
                    (State or jurisdiction of incorporation)


                1-15135                                  73-1325906
        (Commission File Number)             (IRS Employer Identification No.)

           1010 MANVEL AVENUE
           CHANDLER, OKLAHOMA                               74834
 (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code:  (405) 258-0804

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                                                                         PAGE 1


 Item 5.  OTHER EVENTS
          ------------

          On June 30, 2000, Chandler Insurance Company, Ltd. issued the following news release:


 CHANDLER INSURANCE REPORTS LAWSUITS

 GRAND CAYMAN, Cayman Islands - June 30, 2000 - Chandler Insurance Company, Ltd., (Nasdaq: CHANF), said today that three civil lawsuits were filed against Chandler Insurance Company, Ltd. (Chandler or the Company), Chandler (U.S.A.), Inc. (an indirect subsidiary of Chandler), and all of Chandler's directors on June 5 and 6, 2000. The lawsuits were filed on behalf of three different plaintiffs in state district court in Oklahoma City, Oklahoma by the same law firm. The suits allege that plans announced on June 1, 2000 by Brent LaGere, Chandler's Chairman of the Board and Chief Executive Officer, to take Chandler private are detrimental to the public shareholders. The suits also request that they be certified as class actions and that the court enter a temporary restraining order to prevent completion of the announced plan. The suits also allege that all defendants have breached and are breaching fiduciary duties owed to the plaintiffs and other shareholders.

 On June 12, 2000 CenTra, Inc. and certain of its affiliates (CenTra) made similar allegations in an already pending lawsuit involving a court-ordered divestiture of Chandler shares owned by CenTra. CenTra requested that the court enjoin and restrain LaGere and others from completing the announced plans. The U.S. District Judge for the District of Nebraska hearing the case took the CenTra request under advisement following oral argument in which National American Insurance Company (NAICO), an indirect subsidiary of Chandler, participated on June 27, 2000. Neither Chandler nor Chandler's directors are parties to that case. On that same day, CenTra filed a similar request in an already pending case in the U.S. District Court for the Western District of Oklahoma. No hearing has been scheduled in that case.

 Chandler has not responded to the allegations of the suits or the motions filed by CenTra. "Chandler and its subsidiary, Chandler (U.S.A.), Inc., will respond to the allegations in a timely manner," said Pat Gilmore, General Counsel to Chandler's U.S. based subsidiaries.

 According to Gilmore, Chandler's board of directors appointed a three member special committee of independent directors on June 5, 2000 to review any proposal submitted in connection with the announced plan. "The Committee has not received a formal proposal for going private, but they have met and are in the process of identifying and retaining an investment banking firm at this time. The Committee, Mr. LaGere and Chandler's other directors are aware of the lawsuits and other filings and I am sure they are carefully considering the impact, if any, upon the announced plans," Gilmore said.

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                                                                         PAGE 2

 NAICO, an Oklahoma based insurer, principally writes property-casualty insurance and surety bonds for political subdivisions and businesses, including contractors, manufacturers, retailers, wholesalers and various service industries. Chandler (U.S.A.), Inc. is NAICO's direct parent and is headquartered in Chandler, Oklahoma.

 CAUTIONARY STATEMENT

 Some of the statements made in this News Release, as well as statements made by the Company in periodic press releases, oral statements made by the Company's officials to analysts and shareholders in the course of presentations about the Company and conference calls following earnings releases, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (i) general economic and business conditions; (ii) interest rate changes; (iii) competition and regulatory environment in which the Company operates; (iv) claims frequency; (v) claims severity; (vi) the number of new and renewal policy applications submitted by the Company's agents; (vii) the ability of the Company to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position; (viii) NAICO's ability to maintain favorable insurance company ratings; (ix) the ability of the Company and its third party providers, agents and reinsurers to adequately address year 2000 issues; and
 (x) other factors including ongoing litigation matters involving a significant concentration of ownership of Chandler (U.S.A.), Inc.'s indirect parent's common stock.
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                                                                         PAGE 3

                                         SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.




                                         CHANDLER (U.S.A.), INC.


 Date: June 30, 2000                     By:  /s/ Mark C. Hart
                                         ----------------------------------
                                         Mark C. Hart
                                         Vice President - Finance and Treasurer
                                         (Principal Accounting Officer)